BARCLAYS CORPORATE

SALES FINANCE AGREEMENT

RECOURSE CONFIDENTIAL INVOICE DISCOUNTING FACILITY (UK DEBTS)

This Agreement is made between Barclays Bank PLC ("**Barclays**") and:

| | |
|---|---|
| Customer | UK Independent Medical Services Limited |
| Registered number | 04530717 |
| Trading style(s) | n/a |
| Principal place of business | Belmont Business Park, Durham, DH1 1TW |
| Nature of business | Medico legal services to legal and insurance professions |

| | |
|---|---|
| Date of this Agreement | 29/09/2010 |

**This Agreement sets out the terms on which Barclays will provide to the Customer a Recourse Confidential Invoice Discounting Facility.**

Principal Commercial Terms

| | |
|---|---|
| Early Payment Ceiling | £5,000,000 |
| Early Payment Percentage | 70% of Approved Debts |
| Permitted Countries | UK |
| Permitted Currencies (in addition to Sterling) | None |
| Prime Debtor Restriction | 15% of all Outstanding Approved Debts |
| Minimum Period | 36 months |
| Minimum Notice Period | 3 month(s) |
| Recourse Period | 720 days from the end of month in which the invoice is issued |
| Discount Margin (over Base Rate) | 2.50% |
| Service Charge | 0.00% of the Notified Value of each Debt plus VAT subject to the Minimum Service Charge |
| Minimum Service Charge | £12,000 per year plus VAT |
| Administration Fee | £50,000 plus VAT |
| Legal Documentation Fees | £0 plus VAT |

**Customer's Payment Terms**

| | |
|---|---|
| Payment Terms | 547 days from the date of invoice or the date of claim settlement whichever is sooner. |
| Maximum Terms of Payment | 547 days from the date of invoice |

**Specified Account(s)**

| | |
|---|---|
| Barclays Bank PLC | |
| Sort code | |
| Account number(s) | |

**Security**

| | |
|---|---|
| Security for the Customer's Obligations | Any debenture, charge, guarantee or other Security created by the Customer in favour of Barclays shall be Security for the Customer's Obligations under this Agreement.<br><br>A fixed and floating charge executed by the Customer UK Independent Medical Services Limited (Company Registration Number 4530717)<br><br>A Corporate Guarantee executed by Independent Medical Providers Limited, Axis Costs Limited, UK Legal Imaging Services Limited, Independent Medical Assessment Services Limited, Independent Reports Limited, UK Legal Funding Solutions Limited, Independent Medical Reporting Limited, Independent Medical Experts Limited and Independent Medicals Limited. |

**Conditions Precedent**

The following conditions must be completed to Barclays' satisfaction before the Commencement Date:

1. The Customer will deliver to Barclays:

   1.1 This Agreement executed by the Customer.

   1.2 The Security for the Customer's Obligations executed by all relevant parties.

   1.3 All information and documents completed and signed where appropriate, specified in Barclays' pre-commencement pack.

   1.4 All information and documents in relation to the Customer's accounting, financial and business records requested by Barclays.

   1.5 The Customer's audited accounts for year ended 2009.

   1.6 The Customer's latest management accounts which shall comprise of profit and loss, balance sheet and cashflow information and which must be no more than 45 days old.

   1.7 All documentation requested in relation to the proposed transaction, including a copy of the sale and purchase agreement or other evidence of the transaction.

   1.8 A condition of this offer at 70% EP is that a Corporate Guarantee from ExamWorks Inc for £5,000,000 is received by 1st November 2010 in a wording acceptable to Barclays Bank PLC.

   1.9 Our offer is subject to:-

- Balance Sheet : Prior to the switch-on meeting being arranged we shall require sight of and satisfaction with, a post-acquisition completion balance sheet that confirms TNW in excess of £900,000 as measured by Tangible Fixed Assets & Current Assets – Total Liabilities.

- Cash Flow Modelling : Prior to the switch-on meeting being arranged we are to receive cash flow forecasts through to December 2011 based upon an actual EP% of 65% and 75% and which incorporate the impact of BASF's retention policy.

1.10 The facility will operate on a co-terminus and cross-default basis with other facilities provided by Barclays Bank PLC and those financial institutions part to any Revolving Credit Facility ("RCF"); for example Bank of America. As such, financial covenants will mirror those agreed around the other facilities though we reserve the right to include further covenants in future should we determine this is necessary.

1.11 BASF's own KYC/AML review.

2. Payment of the Administration Fee and Legal Documentation Fees.

3. A satisfactory verification and/or survey of the Customer's sales ledger by Barclays.

**Special Conditions**

The following conditions will apply for the duration of this Agreement and without prejudice to Barclays general rights under the Agreement:

1. The Customer is appointed as Barclays' agent to collect Debts.

2. The Facility has been approved by Barclays on the assumption that the Customer will have Notified Debts of no less than £10,000,000 in each financial year. If the value of Notified Debts is less than this figure, Barclays may review the pricing terms on which it will continue the Facility.

3. The Customer shall provide management accounts which shall include profit and loss, balance sheet and cashflow information to Barclays on a monthly basis on or before the 28th day of the month following the period to which they relate.

4. Debts due in respect of work invoiced under the trading names other that UK Independent Medical Services Limited; Associated Companies/Partnerships and bad debts within Recourse in addition to debts outstanding from the following debtors (Oxley & Coward, Sintons, Simpson Millar Cardiff, Beecham Peacock, Pannone LLP, Paul Dodds, Blackett Hart & Pratt, Askews Thornaby, Burnetts Solicitors, Simpson Millar London, Simpson Millar Bristol, Mortons Solicitors, Robinson & Murphy Solicitors, Waring & Co, Simpson Millar Leeds, Mincoffs, Blackett Hart & Pratt Newcastle, Smith & Graham, Simpson Millar Manchester, JST Lawyers, Shaw & Co Solicitors, Askews Solicitors, Wake Smith, Simpson Millar Birmingham, Richard J Knaggs & Co, The Ringrose Law Group (Grantham), Branton Bridge Solicitors) shall be Non-Notifiable Debts.

5. In addition to the month end reconciliation information to be provided pursuant to Condition 9.4 of Barclays' Standard Terms, the customer will deliver to Barclays detail of the value of accrual re possible MRO scheme discounts, value of accrued 'unallocated receipts', value of accrued commission on purchase relating to solicitors also on debtors ledger, value of any pre-invoicing/pre-payments (re treatments pre-booked/paid) and value of VAT element of the debtors ledger, value of Bad Debts within Recourse.

6. The customer must maintain separate ledgers for Notifiable and Non-notifiable Debts.

7. If the value of average Dilutions in any consecutive three month period exceeds 4% of the value of all discounted turnover, Barclays may reduce the Early Payment Percentage by 1% for every 1% breach of this Special Condition.

8. If the value of Notified Debts that are Outstanding after expiry of the Recourse Period exceeds 12% of the value of all Outstanding Notified Debts, Barclays may reduce the Early Payment Percentage by 1% for every 1% breach of this special condition.

9. If the Customer's Net Worth reduces below £900,000 Barclays may in its sole discretion review the terms on which it continues to make the facility available. For the purposes of this Special Condition, Net Worth means the amount by which the Customer's assets exceed their liabilities net of inter-company debts (and includes paid up capital and distributable reserves but excludes directors loans) A Condition of this measurement mechanism is that we receive a Letter of Undertaking form your Parent = ExamWorks Inc – confirming that they will neither seek nor effect repayment of inter-company debt without our written approval.

10. If the Customer incurs a cumulative trading loss (to be calculated prior to deductions for the amortization of intangible assets) in any three-month period, Barclays may in its sole discretion review the terms on which it continues to make the Facility available..

11. From the Commencement Date, Barclays may implement funding reserves in respect of Accrued Commissions and Discounts, Individual Debtor balances of which more than 50% is aged over 720 days old, Unreconciled receipts, Prepaid amounts relating to treatments the VAT element of the debtor ledger and MRO Discounts accruals. The customer shall deliver to Barclays a report with the information provided pursuant to Condition 9.4 of Barclays' Standard Terms detailing all transactions of the type described above to enable Barclays' to adjust the reserve held.

12. In the event that a Corporate Guarantee from ExamWorks Inc for £5,000,000 is not received by 1st November 2010, in a wording acceptable to Barclays Bank PLC, we shall reduce the EP to 65%. In the event that a Corporate Guarantee from ExamWorks Inc is received by 1st November 2010, we shall increase the EP to 75%.

13. Ongoing, our Facility is subject to a Cash Collection Covenant whereby Debt is to be collected in line with the following table:

- Within 6 months of creation of debt: 45%
- Within 9 months of creation of debt: 55%
- Within 12 months of creation of debt: 65%
- Within 18 months of creation of debt: 70%
- Within 24 months of creation of debt: 80%

Any Failure to achieve the above collection profile will result in a 1% reduction in the EP for every 2% below the covenant achieved.

Additionally, for any debtors where more than 50% of the debt outstanding is outside of the recourse period, we shall implement a retention in respect of the entire debtor balance ("cross ageing").

14. The customer will require prior to written bank consent in order to:

- Make dividend payments;
- Provide Security over your Computer Systems or Software to third parties; and
- Reduce current Credit Control staff numbers and/or resource.

15. Acquisitions: BASF's Facility is not to be used to fund the deferred consideration element of any historic acquisitions not any proposed future acquisitions.

- Default: Facility will operate on a co-terminus and cross-default basis with other facilities provided by Barclays bank PLC and those financial institutions party to any Revolving Credit Facility ("RCF"); for example Bank of America. As such, financial covenants will mirror those agreed around other facilities though we reserve the right to include further covenants in future should we determine this is necessary.
- Revolving Credit Facilities: BASF legal require sight of, and satisfaction with, the Terms contained in any RCF documentation (including that of Bank of America) which confirms that the provision of a Cid facility by BASF has been "carved-out" and that funding for future acquisitions will be provided at Parent not subsidiary level.

16. BASF is to be advised, prior to Agreement with debtors / MROA members, of any proposed changes to the Waived Fee Agreement.

**Power of attorney**

By way of security for the performance of the Customer's obligations to Barclays, the Customer hereby appoints Barclays and any of its managers or other officers to act as the attorney of the Customer in the Customer's name to (i) execute all deeds and documents; (ii) endorse and negotiate any Remittances; (iii) conduct, defend or compromise any proceedings or claims; (iv) settle any indebtedness owed by the Customer; (v) perfect Barclays' title to any Debt; and (vi) secure the performance of any of the Customer's obligations to Barclays or to any Debtor. This appointment will continue until all Obligations due by the Customer to Barclays have been paid and Barclays may appoint a substitute attorney or delegate the performance of its powers.

**Barclays' Standard Terms (Version SF800 (2009)) and Pricing Schedule form part of this Agreement.**

BARCLAYS RECOMMENDS THAT THE CUSTOMER TAKES LEGAL ADVICE BEFORE SIGNING THIS AGREEMENT

**Signed and delivered as a deed on the date of this Agreement by:**

Barclays Bank PLC
acting by ROSEMARY HEATH
its duly authorised attorney
in the presence of:

[signature]
Attorney

Witness' signature: [signature]

Witness' name: Helen McDonagh

Address: Churchill Plaza, Churchill Way Basingstoke

Occupation: Offshore Process Manager

**The Customer**

UK Independent Medical Services Limited
acting by:

James K. Price
Print Name of Director

[signature]
**Signature of Director**

Richard E. Perlman
Print Name of Director/Secretary

**Signature of Director/Secretary**

**Power of attorney**

By way of security for the performance of the Customer's obligations to Barclays, the Customer hereby appoints Barclays and any of its managers or other officers to act as the attorney of the Customer in the Customer's name to (i) execute all deeds and documents; (ii) endorse and negotiate any Remittances; (iii) conduct, defend or compromise any proceedings or claims; (iv) settle any indebtedness owed by the Customer; (v) perfect Barclays' title to any Debt; and (vi) secure the performance of any of the Customer's obligations to Barclays or to any Debtor. This appointment will continue until all Obligations due by the Customer to Barclays have been paid and Barclays may appoint a substitute attorney or delegate the performance of its powers.

**Barclays' Standard Terms (Version SF800 (2009)) and Pricing Schedule form part of this Agreement.**

**BARCLAYS RECOMMENDS THAT THE CUSTOMER TAKES LEGAL ADVICE BEFORE SIGNING THIS AGREEMENT**

**OR (in the case of companies with a Sole Director)**

UK Independent Medical Services Limited

acting by:

James K. Price

Print Name of Director

[signature]

Signature of Director

in the presence of: J. Miguel Fernandez de Castro

Witness Signature: [signature]

Witness Name:

Address: 1018 Wadsworth Dr, Atlanta, GA 30318 USA

Occupation:

* Where a Witness is required, please ensure that the Witness is **not** someone who is related to you or who resides at the same address as you or is an employee of Barclays Bank PLC.